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                                                                     Exhibit 4.1


                            SANMINA-SCI CORPORATION

                       2003 EMPLOYEE STOCK PURCHASE PLAN

      The following constitute the provisions of the 2003 Employee Stock Purchase Plan of Sanmina-SCI Corporation.

      1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated plan contributions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423.

      2.    Definitions.

            (a) "Administrator" shall mean the Board or any Committee designated by the Board to administer the plan pursuant to Section 14.

            (b)   "Board" shall mean the Board of Directors of the Company.

            (c) "Change of Control" shall mean the occurrence of any of the following events:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                  (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

                  (iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

                  (iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either (A) are Directors of the Company, as applicable, as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described
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in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

            (d) "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation

            (e) "Committee" means a committee of the Board appointed by the Board in accordance with Section 14 hereof. As of the effective date of the Plan, the Compensation Committee of the Board shall administer the Plan.

            (f)   "Common Stock" shall mean the common stock of the Company.

            (g) "Company" shall mean Sanmina-SCI Corporation, a Delaware corporation.

            (h) "Compensation" shall mean all base salary or regular wages (including sick pay and vacation pay), commissions overtime, shift premium and bonuses, but exclusive of payments for incentive compensation, bonus awards and other compensation. The Administrator, in its discretion, may (on a uniform and nondiscriminatory basis among Eligible Employees of the Company or a particular Designated Subsidiary) establish a different definition of Compensation prior to a Subscription Date for options to be granted on such Subscription Date.

            (i) "Designated Subsidiary" shall mean any Subsidiary selected by the Administrator as eligible to participate in the Plan.

            (j) "Eligible Employee" shall mean any individual who is a common law employee of the Company or any Designated Subsidiary and whose customary employment with the Company or Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. The Administrator, in its discretion, may establish a different definition of Eligible Employee consistent with the provisions of Section 423 of the Code prior to a Subscription Date for purposes of determining eligibility for the Offering Period beginning on such date and thereafter.

            (k) "Exercise Date" shall mean such dates as may be determined by the Administrator (in its discretion and on a uniform and nondiscriminatory basis among Eligible Employees of the Company or a particular Designated Subsidiary) from time to time prior to a Subscription Date for all options to be granted on such Subscription Date. Unless the Administrator provides otherwise, the Exercise Date shall be the last Trading Day in March and September of each year. The first Exercise Date under the Plan shall be the last Trading Day in September 2003.

            (l) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:


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                  (i)   If the Common Stock is listed on any established stock
exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

            (m) "Offering Periods" shall mean the periods of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after April 1 and October 1 of each year and terminating on the last Trading Day in the periods ending approximately twelve months later; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after April 1, 2003 and ending on the last Trading Day in March 2004 (except as provided in Section 24). The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

            (n)   "Plan" shall mean this 2003 Employee Stock Purchase Plan.

            (o) "Purchase Period" shall mean the approximately six (6) month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Subscription Date and end with the next Exercise Date.

            (p) "Purchase Price" shall mean 85% of the Fair Market Value of a share of Common Stock on the Subscription Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

            (q) "Subscription Date" shall mean the first Trading Day of each Offering Period as determined by the Administrator from time to time.

            (r) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

            (s) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

      3.    Eligibility.

            (a) Offering Periods. Any Eligible Employee on a given Subscription Date shall be eligible to participate in the Plan.


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            (b)   Limitations. Any provisions of the Plan to the contrary
notwithstanding, no Eligible Employee shall be granted an option under the Plan to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary. In addition, an option granted to an Eligible Employee under the Plan together with his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries shall not accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted and in accordance with Section 423(b) of the Code and the regulations promulgated thereunder) for each calendar year in which such option is outstanding at any time.

      4. Offering Periods. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Exercise Date occurring within 27 months of the Subscription Date of such option, (b) such shorter option period as may be established by the Administrator from time to time prior to a Subscription Date for all options to be granted on such Subscription Date, or (c) the date on which the participant ceases to be such for any reason. Until the Administrator provides otherwise, the Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after April 1 and October 1 each year, or on such other date as the Administrator shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after April 1, 2003. The second Offering Period under the Plan shall commence with the first Trading Day on or after October 1. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

      5. Participation. Each Eligible Employee may elect to become a participant by enrolling or re-enrolling in the Plan effective as of any Subscription Date. Any participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Subscription Date immediately following the Exercise Date on which his or her option expires. Until the Administrator provides otherwise, an Eligible Employee may become a participant in the Plan by completing and signing a subscription agreement authorizing Plan contributions in the form of Exhibit A to this Plan and filing it with Stock Administration by such deadline as may be imposed by the Administrator from time to time (in its discretion and on a nondiscriminatory basis among Eligible Employees of the Company or a particular Designated Subsidiary).

      6.    Plan Contributions.

            (a) At the time a participant files his or her subscription agreement, he or she shall elect to have plan contributions made on each pay day through payroll deductions during the Offering Period in an amount not exceeding 10% of the Compensation which he or she receives on each pay day during the Offering Period. If permitted by the Administrator, a participant instead may elect to have a specific dollar amount withheld (subject to such uniform and nondiscriminatory rules as the Administrator in its discretion may specify for Eligible Employees of the Company or a


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particular Designated Subsidiary). The Administrator may provide for remittance of funds other than through payroll deductions provided such procedure is administered in a uniform and nondiscriminatory basis among Eligible Employees of the Company or a particular Designated Subsidiary. A participant's subscription agreement designating the amount deducted from his or her Compensation shall remain in effect for successive Offering Periods unless properly superceded as provided in subsection (d) or terminated as provided in
Section 10.

            (b) Plan contributions for a participant shall commence on the first payday following the Subscription Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

            (c) All plan contributions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only (or, if applicable, whole dollars). A participant may not make any additional payments into such account, except as provided by Section 20.

            (d) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her plan contributions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period. The Administrator may, in its discretion and on a uniform and nondiscriminatory basis among Eligible Employees of the Company or a particular Designated Subsidiary, establish time periods in which such subscription agreement will become effective.

            (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's plan contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Plan contributions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof. In the event deductions from a participant's Compensation have been made that would permit a participant to purchase shares in excess of the amount provided in
Section 423(b)(8) of the Code or the limits provided for in Section 7, then any such amounts shall be refunded to the participant (without interest thereon) at such time as determined by the Administrator.

            (f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. The Company may, in its sole discretion, require the participant to satisfy the minimum withholding tax obligation by withholding from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to


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the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

      7. Grant of Option. Prior to the commencement of each Offering Period under the Plan, the Administrator shall designate the maximum aggregate number of shares that may be purchased by all participants in such Offering Period, not to exceed the number of shares authorized for issuance under the Plan. On the Subscription Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Eligible Employee's Plan contributions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price, provided that in no event shall an Eligible Employee be permitted to purchase during each Purchase Period more than 10,000 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 11 hereof. In the event there are not a sufficient number of shares to cover all purchases of all participants in an applicable Offering Period, the number of shares that may be purchased by a participant shall be determined as provided in Section 8(b). An Eligible Employee may accept the grant of such option by enrolling in the Plan in accordance with the provisions of Section 5. The Administrator may, for future Offering Periods increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock available for purchase in an applicable Offering Period and that an Eligible Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

      8.    Exercise of Option.

            (a)   Unless a participant withdraws from the Plan as provided in
Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated Plan contributions in his or her account. No fractional shares shall be purchased; any other funds left over in a participant's account after the Exercise Date shall be returned to the participant, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

            (b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Subscription Date of the applicable Offering Period, (ii) the number of shares available for sale under the Plan on such Exercise Date, or
(iii) the number of shares that were designated for purchase by the Administrator with respect to the applicable Offering Period, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Subscription Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares


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available for purchase on such Subscription Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Subscription Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's shareholders subsequent to such Subscription Date. Any funds that, due to over subscription, cannot be applied to the purchase of whole shares shall be refunded to participants (without interest thereon).

      9. Delivery. Unless the Administrator provides otherwise, shares purchased on any Exercise Date shall be deposited into a broker account designated by the Administrator and shall be held in such account for at least two (2) years from the Subscription Date of the Offering Period under which such shares are purchased and one year from such Exercise Date. As determined by the Administrator from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

      10.   Withdrawal.

            (a) A participant may withdraw all but not less than all the Plan contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan or such other form or procedure as the Administrator may establish. All of the participant's plan contributions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further plan contributions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, plan contributions shall not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

            (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods, which commence after the termination of the Offering Period from which the participant withdraws.

      11. Termination of Employment. A participant shall cease to be a participant in the Plan immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from the Company and all Designated Subsidiaries for any reason). As soon as practicable after such cessation, the participant's Plan contributions shall cease and all amounts then credited to the participant's account shall be distributed to him or her (without interest thereon).

      12. Interest. No interest shall accrue on the plan contributions of a participant in the Plan.


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      13.   Stock.

            (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock, which shall be made available for sale under the Plan, shall be 9,000,000 shares.

            (b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares.

      14. Administration. The Administrator shall administer the Plan and shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States). Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

      15.   Designation of Beneficiary.

            (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

            (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

            (c) All beneficiary designations shall be in such form and manner as the Administrator may designate from time to time.

      16. Transferability. Neither Plan contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment,


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transfer, pledge or other disposition shall be without effect, except that the
Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

      17. Use of Funds. All plan contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such plan contributions. Until shares are issued, participants shall only have the rights of an unsecured creditor.

      18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of plan contributions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

      19.   Adjustments, Dissolution, Liquidation or Change of Control.

            (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Section 7.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

            (c) Merger or Change of Control. In the event of a merger or Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed merger or Change of Control. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall

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be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

      20.   Amendment or Termination.

            (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in
Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

            (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

            (c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                  (i) increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

                  (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

                  (iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

      21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

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      22.   Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect until terminated under
Section 20 hereof.

      24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Subscription Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

                                   EXHIBIT A

                            SANMINA-SCI CORPORATION

                       2003 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

_____ Original Application                         Subscription Date:___________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1. ____________________ hereby elects to participate in the Sanmina-SCI Corporation 2003 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize plan contributions through payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 1 to 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said plan contributions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated plan contributions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

5. I understand that if I dispose of any shares received by me pursuant to the Employee Stock Purchase Plan within 2 years after the Subscription Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

6. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


      NAME:  (Please print) ____________________________________________________
                                (First)          (Middle)       (Last)

      ____________________________      ________________________________________
      Relationship

      ____________________________      ________________________________________
      Percentage Benefit                (Address)


      NAME: (please print) ) ___________________________________________________
                                (First)          (Middle)       (Last)

      ____________________________      ________________________________________
      Relationship

      ____________________________      ________________________________________
      Percentage Benefit                (Address)

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      Employee's Social
      Security Number:                      ____________________________________

      Employee's Address:                   ____________________________________

                                            ____________________________________

                                            ____________________________________


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:_________________________               __________________________________
                                              Signature of Employee

                                              __________________________________
                                              Spouse's Signature
                                              (If beneficiary other than spouse)

                                   EXHIBIT B

                            SANMINA-SCI CORPORATION

                       2003 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

      I, being a participant in the Offering Period of the Sanmina-SCI Corporation 2003 Employee Stock Purchase Plan that began on ____________, ______ (the "Subscription Date"), am hereby notifying the Company that I hereby withdraw from the Offering Period. I hereby direct the Company to pay to me as promptly as practicable all the plan contributions credited to my account with respect to such Offering Period. I understand and agree that my option for such Offering Period will be automatically terminated. I understand further that no further plan contributions will be made for the purchase of shares in the current Offering Period and I shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                               Name and Address of Participant:

                                               _________________________________

                                               _________________________________

                                               _________________________________


                                               Signature:

                                               _________________________________

                                               Date:____________________________